Exhibit 10.3

THIS WARRANT AND THE UNDERLYING SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES AND (2) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK

OF

GELESIS HOLDINGS, INC.

Warrant No. 3 May 26, 2023

Gelesis Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received and pursuant to the Note and Warrant Purchase Agreement, dated as of February 21, 2023 and amended as of May 1, 2023, by and among the Company and the Investors named therein (as amended, the “Purchase Agreement”), PureTech Health LLC (together with its successors and assigns and any transferee of this Warrant, and its successors and assigns, the “Holder”), is entitled, subject to the terms and conditions set forth in this warrant (this “Warrant”), to purchase from the Company, at any time or times on or after the date hereof, but not after 5:00 P.M., New York City time on May 26, 2028 (the “Expiration Date”), 43,133,803 duly authorized, validly issued, fully paid, nonassessable shares of Common Stock (as defined below), which shall be adjusted or readjusted from time to time as provided in this Warrant (as adjusted, the “Warrant Shares”), at a purchase price per share equal to $0.0142, which shall be adjusted from time to time as provided in this Warrant (as adjusted, the “Warrant Price”).

This Warrant is one of the warrants to purchase Common Stock (collectively, the “Warrants,” such term to include any warrants issued in substitution therefor) issued pursuant to the Purchase Agreement, and the holders of the Warrants shall be collectively referred to herein as the “Holders.” The Warrants evidence rights to purchase an aggregate of 43,133,803 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to adjustment as provided herein and therein. All capitalized terms used herein and not otherwise defined herein, either within the text in which it first appears or in Section 5.17, shall have the meanings set forth in the Purchase Agreement.

Section 1. Exercise of Warrant

1.1. Manner of Exercise; Net Exercise.

(a) Exercise

The Holder may exercise this Warrant, in whole or in part (except as to a fractional share), at any time and from time to time during normal business hours on any Business Day on or after the date hereof and on or prior to the Expiration Date, by (i) delivering to the Company a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), duly executed by the Holder, specifying the number of Warrant Shares as to which the Warrant is being exercised, (ii) surrendering this Warrant to the Company, properly endorsed by the Holder (or if this Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder), and (iii) by tendering payment for the shares of Common Stock designated by the Exercise Notice in lawful money of the United States in the form of cash, bank or certified check made payable to the order of the Company, or by wire transfer of immediately available funds, or by the cancellation of Indebtedness of the Company owed to the Holder, or in any combination thereof, of an amount equal to the product of (A) the Warrant Price and (B) the number of Warrant Shares as to which this Warrant is being exercised.

(b) Net Exercise

The Holder may, in lieu of exercising or converting this Warrant pursuant to the terms of Section 1.1(a), elect to net exercise this Warrant, in whole or in part (except as to a fractional share), at any time and from time to time during normal business hours on any Business Day on or after the date hereof and on or prior to the Expiration Date by (i) delivering to the Company a written notice, in the form attached hereto as Exhibit B (the “Net Exercise Notice”), duly executed by the Holder, specifying the number of Warrant Shares for which the Warrant is being net exercised, and (ii) surrendering this Warrant to the Company, properly endorsed by the Holder (or if this Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder), and the Holder shall thereupon been entitled to receive the number of Warrant Shares equal to the product of (i) the number of Warrant Shares issuable upon exercise of this Warrant (or, if only a portion of this Warrant is being exercised, issuable upon the exercise of such portion) for cash, determined as provided in Section 2, and (ii) a fraction, the numerator of which is the Fair Market Value per share of Common Stock at the time of such exercise minus the Warrant Price in effect at the time of such exercise, and the denominator of which is the Fair Market Value per share of Common Stock at the time of such exercise, such number of shares so issuable upon such net exercise to be rounded up or down to the nearest whole number of shares of Common Stock.

(c) The “net exercise” of this Warrant pursuant to Section 1.1(b) is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

(d) For all purposes of this Warrant (other than this Section 1.1), any reference herein to the “exercise” of this Warrant shall be deemed to include a reference to the net exercise of this Warrant into Common Stock in accordance with the terms of Section 1.1(b), and any reference to an “Exercise Notice” shall be deemed to include a reference to a Net Exercise in accordance with the terms of Section 1.1(b).

1.2. When Exercise Effective

Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall be deemed to have been surrendered to the Company as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the Holder or Holders of record thereof.

1.3. Delivery of Stock Certificates Upon Exercise

As soon as practicable after exercise of this Warrant in accordance with this Section 1, but in no event later than five (5) Business Days after such exercise, the Company shall at its expense cause to be issued in the name of and delivered to the Holder or, subject to Section 5 of this Warrant, as the Holder may direct: (a) a certificate or certificates for the number of Warrant Shares, determined as provided in Section 2 of this Warrant, to which the Holder shall be entitled upon such exercise and, (b) unless this Warrant has expired or has been exercised in full, a new Warrant (or Warrants) substantially in the form of, and on the terms in, this Warrant, for the number of Warrant Shares remaining following such exercise, and shall be subject to adjustment as provided for in this Warrant as of the date hereof.

Section 2. Adjustments to Warrant Price and Warrant Shares

(a) Subdivision or Combination of Common Stock

If the Company shall at any time after the date hereof subdivide its outstanding shares of Common Stock into a greater number of shares (by any stock split, stock dividend or otherwise), then the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares for which the Warrant is then exercisable will be proportionately increased, and, conversely, if the Company shall at any time after the date hereof combine its outstanding shares of Common Stock into a smaller number of shares (by any reverse stock split or otherwise), then the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares for which the Warrant is then exercisable will be proportionately reduced.

(b) Reorganization or Reclassification

If any capital reorganization or reclassification of the capital stock of the Company other than a transaction described in Section 2(d) below shall be effected in such a way that Holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby the Holder shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of this Warrant in full, as the case may be, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such exercise of this Warrant in full had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(c) Dividends and Distributions.

If the Company at any time or from time to time after the date hereof makes or issues, or fixes a record date for the determination of Holders of capital stock of the Company entitled to receive, a dividend or other distribution payable in:

(i) securities or other property of the Company other than shares of Common Stock, Options or Convertible Securities then the Holder shall receive such dividend or distribution as if the Holders had exercised all of the Warrants in full on the date such record is taken; and

(ii) Common Stock, Options or Convertible Securities, then the Warrant Price in effect immediately prior to such dividend or distribution shall be proportionately reduced and the number of Warrant Shares for which the Warrant is then exercisable will be proportionately increased.

(d) Adjustment for Merger or Consolidation, etc.; Fundamental Change. In the event that the Company shall effect any change of control, merger or consolidation of the Company with or into another corporation (or other legal entity), or any sale of all or substantially all of the assets of the Company to another corporation (or other legal entity) (a “Fundamental Change”), this Warrant shall be exchanged for the kind and amount of shares of stock or other securities or property (including cash, if applicable) to which a Holder of the number of shares of Common Stock of the Company deliverable upon the exercise of this Warrant in full would have been entitled upon such Fundamental Change (and any distribution of assets to stockholders following such Fundamental Change).

(e) Record Date.

If the Company takes a record of the Holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

Section 3. Covenants of the Company

3.1. The Company covenants and agrees that:

(a) all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant shall have been duly authorized, and shall, upon issuance, be validly issued, fully paid and nonassessable;

(b) during the period within which this Warrant may be exercised, it will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of rights represented by this Warrant;

(c) if any shares of Common Stock reserved or to be reserved to provide for the exercise of this Warrant require registration with or approval of any governmental or self-regulatory authority under any federal or state law or stock exchange rule before such shares may be validly issued, then it shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be;

(d) it shall comply with the reporting requirements of Sections 13 and 15(d) of Securities and Exchange Act of 1934, as amended, and will comply with all other public information reporting requirements the Securities and Exchange Commission (including Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”)) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any restricted securities; and

(e) it shall not, by amendment to its certificate of incorporation (whether by way of merger, operation of law, or otherwise) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company and shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against impairment as if the Holder was a stockholder of the Company entitled to the benefit of fiduciary duties afforded to stockholders under Delaware law. Any successor to the Company shall agree in writing, as a condition to such succession, to carry out and observe the obligations of the Company hereunder with respect to the Warrants.

Section 4. Reserved

Section 5. Miscellaneous

5.1. Notice of Adjustments. In each case of any adjustment or readjustment in the Warrant Price and the Warrant Shares issuable upon exercise of this Warrant, the Company shall promptly thereafter compute such adjustment or readjustment in accordance with the terms of this Warrant and provide written report thereof certified by an officer of the Company to the Holder stating the number of Warrant Shares and the Warrant Price, after giving effect to such adjustment or readjustment, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5.2. Notice of Certain Events

In case at any time:

(a) the Company shall pay any dividend upon, or make any distribution in respect of, its stock;

(b) the Company shall propose to register any of its equity securities under the Securities Act in connection with a public offering;

(c) there shall be a Fundamental Change; or

(d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give notice to Holder of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such public offering, Fundamental Change, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall be given not less than ten (10) days prior to the record date or the date on which the transfer books of the Company are to be closed in respect thereto in the case of an action specified in clause (i) and at least twenty (20) days prior to the action in question in the case of an action specified in clause (ii).

5.3. Notices

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by electronic mail (with confirmation of transmission) if sent during normal business hours of the recipient, if not so confirmed, then on the next business day if sent after normal business hours of the recipient, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 5.3):

If to the Company:

Gelesis Holdings, Inc.

501 Boylston Street, Suite 6102

Boston, MA 02116

Attention: Elliot Maltz, Chief Financial Officer

Email: emaltz@gelesis.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Jim Barrett

Ettore Santucci

Email: JBarrett@goodwinlaw.com

Email: ESantucci@goodwinlaw.com

If to the Holder:

PureTech Health LLC

6 Tide Street, Suite 400

Boston, MA 02210

Attention: Legal Department

5.4. No Change in Warrant Terms on Adjustment

Irrespective of any adjustment in the Warrant Price or the number of shares of Common Stock, this Warrant, whether theretofore or thereafter issued or reissued, may continue to express the same price and number of shares of Common Stock as are stated herein and the Warrant Price and such number of Common Stock shares specified herein shall be deemed to have been so adjusted.

5.5. Issuance and Transfer Taxes

The issuance of certificates for shares of Common Stock upon any exercise of this Warrant shall be made without charge to Holder for any issuance tax in respect thereto; provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder or upon any transfer of this Warrant.

5.7. Exchange of Warrant

This Warrant is exchangeable at no cost to the Holder upon the surrender hereof by Holder at such office or agency of the Company, for a new warrant of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares that may be subscribed for and purchased hereunder from time to time after giving effect to all the provisions hereof, each of such new warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

5.8. Lost, Stolen, Mutilated or Destroyed Warrant

If this Warrant is lost, stolen, mutilated or destroyed, the Company shall at no cost to the Holder, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

5.9. Successors and Assigns

Except as otherwise provided herein, the terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that the parties may not assign their rights or obligations under this Warrant without the written consent of the Company and the Holder. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.

5.10. Governing Law

This Warrant shall be governed by and interpreted and determined in accordance with the laws of the State of Delaware (excluding the laws and rules of law applicable to conflicts or choice of law).

5.11. Titles and Subtitles

The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

5.12. Severability

If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.13. Entire Agreement

This Warrant, the Purchase Agreement and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

5.14. No Rights or Liabilities as Stockholder.

Except as expressly set forth herein, nothing contained in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company or as imposing any obligation on Holder to purchase any securities or as imposing any liabilities on Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or creditors of the Company.

5.15. Amendments and Waivers.

Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

5.16. Certain Definitions.

The following terms as used in this Warrant shall have the following meanings:

(a) “Board” means the Board of Directors of the Company.

(b) “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(c) “Convertible Securities” means any stock or security convertible into or exercisable or exchangeable for Common Stock.

(d) “Fair Market Value” means (i) the average closing price of Common Stock for the five (5) trading days ending on the trading day prior to the date on which Net Exercise Notice is sent to the Company pursuant to Section 1.1(b), or (ii) fair market value of a share of Common Stock as determined in good faith by the Board if (i) is not applicable.

(e) “Options” means any warrants or other rights to subscribe for or to purchase, or any options to purchase, shares of Common Stock.

(f) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized as of the date first written above.

GELESIS HOLDINGS, INC.

By: /s/ Yishai Zohar

Name: Yishai Zohar

Title: Chief Executive Officer

AGREED AND ACKNOWLEDGED:

PURETECH HEALTH LLC

By: /s/ Bharatt Chowrira

Name: Bharatt Chowrira

Title: President

[Signature Page to Warrant]

EXHIBIT A

FORM OF EXERCISE NOTICE

[To be executed only upon exercise of Warrant pursuant to Section 1.1(a)]

To Gelesis Holdings, Inc.

501 Boylston Street, Suite 6102

Boston, MA 02116

The undersigned registered Holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ____ shares of the Common Stock and herewith makes payment of $__________ therefor, and requests that the certificates for such shares or certificateless shares be issued in the name of, and delivered to _____________________, whose address is_____________________________________.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

A-1

EXHIBIT B

FORM OF NET EXERCISE NOTICE

[To be executed only upon net exercise of the Warrant pursuant to Section 1.1(b)]

To Gelesis Holdings, Inc.

501 Boylston Street, Suite 6102

Boston, MA 02116

The undersigned registered Holder of the within Warrant hereby irrevocably net exercises such Warrant with respect to _________ shares of the Common Stock pursuant to the net exercise provisions of Section 1.1(b), and requests that the certificates for such shares be issued in the name of, and delivered to _____________________, whose address is _________________________.

Dated:

(Signature must conform in all respects to name

of Holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

B-1